                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240

                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
             November 6, 2001, November 9, 2001, November 16, 2001,
            November 19, 2001, November 29, 2001, December 12, 2001,
                     December 20, 2001, January 9, 2002 and
                                February 1, 2002.

                                       of

                                  FINDWHAT.COM


         MWCA Partnership ("MWCA") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

-   2,500 shares on January 31, 2002 at $4.60 per share.

This sale was effected by Pond Equities Inc., as agent, at a commission equal to $.05 per share sold. Immediately following these sales, MWCA beneficially owned 17,500 shares of our common stock.

         On February 15, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $4.65.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is February 19, 2002.